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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Mariner Bancorp
Baltimore, Maryland

        We consent to the incorporation by reference in the Registration Statements (Nos. 3-60961, 333-60963 and 333-60967) on Form S-8 and (No. 333-67854) on Form S-2 of First Mariner Bancorp and subsidiary (First Mariner) of our report dated February 8, 2002, relating to the consolidated statements of financial condition of First Mariner as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in December 31, 2001 annual report on Form 10-K of First Mariner.

                      /s/ Stegman & Company

Baltimore, Maryland
March 28, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS